Exhibit 10.2

Summary of the Registrant's Compensatory Arrangements with Executive Officers

Name and Title	Base Salary for 2015 - Effective April 1, 2015
F. Thomson Leighton Chief Executive Officer	$1
James Benson Chief Financial Officer	$450,000
Robert Blumofe Executive Vice President - Platform	$430,000
James Gemmell Executive Vice President - CHRO	$400,000
Melanie Haratunian Executive Vice President and General Counsel	$430,000
Robert Hughes President - Worldwide Operations	$530,000
Rick McConnell President - Products and Development	$530,000